Exhibit 99.14(c)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Protective Life Insurance Company:

We consent to the use of our report dated March 25, 2020, with respect to the consolidated financial statements of Protective Life Insurance Company and subsidiaries as of December 31, 2019 and for the year then ended included in the Statement of Additional Information which is part of this registration statement on Form N-6 and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Birmingham, Alabama
April 27, 2020

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Protective Life Insurance Company:

We consent to the use of our report dated April 27, 2020, with respect to the financial statements of the Subaccounts which comprise The Protective Variable Life Separate Account as of December 31, 2019 and for the year then ended included in the Statement of Additional Information which is part of this registration statement on Form N-6 and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Birmingham, Alabama
April 27, 2020